Exhibit 99.2

Nurix Therapeutics Advances Promising Targeted Protein Modulation Pipeline and Outlines 2023 Strategic Priorities

Nurix leads targeted protein modulation field with its wholly owned clinical stage programs and two strategic collaborations fueled by its DELigase platform

Clinical data updates planned for Nurix’s two first-in-class BTK degraders in 2023

Clinical data update planned for Nurix’s first-in-class CBL-B inhibitor in 2023

Significant progress made across deep pipeline of preclinical candidates

San Francisco, CA, January 9, 2023 — Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company developing targeted protein modulation drugs designed to treat patients with hematologic malignancies and solid tumors, today outlined key objectives and anticipated milestones for 2023 and provided an overview of recent progress in a presentation at the 41st Annual J.P. Morgan Healthcare Conference.

“2022 was a landmark year for Nurix as we progressed our wholly owned pipeline and presented clinical data from our lead program, demonstrating the promise of targeted protein modulation drugs for patients with advanced B cell malignancies,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “Most importantly, we have shown that targeted protein degradation can overcome resistance mutations in patients with chronic lymphocytic leukemia and also shows promise in non-Hodgkin lymphoma. We are well-positioned to maintain the momentum of the past year into 2023 and beyond.”

2023 Goals and Catalysts

Pipeline

•	Planned updates to Nurix’s wholly owned clinical programs as described below:

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NX-2127: Nurix’s lead drug candidate from its protein degradation portfolio, NX-2127, is a novel orally bioavailable bifunctional molecule that degrades Bruton’s tyrosine kinase (BTK) and cereblon neosubstrates Ikaros (IKZF1) and Aiolos (IKZF3). Nurix expects to provide a clinical update in H2 2023 from its ongoing Phase 1a/1b clinical trial of NX-2127 in adults with relapsed or refractory B cell malignancies. Nurix also anticipates defining a regulatory strategy for NX-2127 in H2 2023 based on emerging clinical data and feedback from the U.S. Food and Drug Administration (FDA). Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT04830137).

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NX-5948: Nurix’s second drug candidate from its protein degradation portfolio, NX-5948, is an orally bioavailable BTK degrader that, differentiated from NX-2127, has been designed to lack cereblon immunomodulatory activity. Nurix is evaluating NX-5948 in a Phase 1 clinical trial in adults with relapsed or refractory B cell malignancies and expects to present initial clinical data from the Phase 1a portion of the study in H2 2023. In addition, Nurix expects to define a dose for Phase 1b cohort expansion in H2 2023. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05131022).

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NX-1607: Nurix’s lead drug candidate from its E3 ligase inhibitor portfolio, NX-1607, is an orally bioavailable inhibitor of Casitas B-lineage lymphoma proto-oncogene (CBL-B) for immuno-oncology indications including a range of solid tumor types and lymphoma. Nurix is evaluating NX-1607 in an ongoing, Phase 1 trial in adults with a variety of oncology indications and expects to present clinical data from the Phase 1a stage of the study and to define a dose for Phase 1b cohort expansion in H2 2023. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).

•	New drug candidate: Nurix expects to select a new targeted protein degrader development candidate in 2023.

•	Research milestones: Nurix expects to achieve substantial research collaboration milestones throughout 2023 from its existing collaborations with Gilead Sciences and Sanofi.

2022 Accomplishments and Business Highlights

Pipeline

•	Presented clinical data for and announced progress of four wholly owned programs generated by its proprietary DELigase platform at key oncology-focused medical meetings throughout 2022.

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NX-2127: Two oral presentations at the American Society of Hematology (ASH) Annual Meeting in December described positive data for NX-2127 in patients with CLL and new scientific findings supporting the rationale for BTK degradation as a novel mechanism of action to address the current and emerging unmet need in patients whose cancer has relapsed following multiple prior lines of therapy. Specifically, data from the ongoing Phase 1 trial of NX-2127 demonstrated clinically meaningful objective responses independent of prior treatments or BTK mutational status. A second presentation described the variety of emerging BTK inhibitor resistance mutations, all of which remain susceptible to BTK degradation.

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NX-5948: Initial PK/PD data from the Phase 1 clinical trial of NX-5948 were presented at an analyst event at the ASH Annual Meeting in December, demonstrating early evidence of target engagement with rapid and sustained BTK degradation in all patients and no evidence of immunomodulatory-associated adverse events. An archived webcast of the event can be accessed via the Events and Presentations page of the Investor section of the Nurix website. Nurix subsequently announced clearance from the FDA for its Investigational New Drug (IND) application to expand the ongoing Phase 1 clinical program for NX-5948 into sites in the United States.

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NX-1607: At the Society for Immunotherapy of Cancer (SITC) Annual Meeting in November, Nurix presented six posters focused on its CBL-B inhibitor programs, including initial biomarker data demonstrating successful target engagement of CBL-B in its ongoing Phase 1 clinical trial of orally dosed NX-1607. The development and implementation of a novel proprietary biomarker indicate that the doses of NX-1607 currently being tested in the Phase 1 trial are achieving biologic activity anticipated to be within the therapeutic range based on the results from relevant animal models.

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DeTIL-0255: In November, Nurix announced the successful completion of the safety run-in portion of the Phase 1 trial of DeTIL-0255 in patients with advanced gynecologic malignancies. Based on the preliminary safety profile of DeTIL-0255 and feedback from the FDA, Nurix plans to explore a potential combination strategy of DeTIL-0255 with NX-1607.

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Hosted Nurix’s first R&D Day: In May, Nurix provided a deep dive into Nurix’s DELigase platform that underpins its current and future targeted protein modulation programs as well as progress on each of Nurix’s four wholly owned clinical programs at its first R&D Day. An archived webcast of the event can be accessed via the Events and Presentations page of the Investor section of the Nurix website.

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Executed on Nurix’s regulatory strategy: In March, the UK Medicines and Healthcare products Regulatory Agency (MHRA) awarded the innovative medicine designation, the Innovation Passport, for NX-1607 for the treatment of patients with advanced solid tumors. The Innovation Passport is the entry point to the Innovative Licensing and Access Pathway (ILAP) which aims to accelerate time to market and facilitate patient access to novel drugs to treat serious and life-threatening diseases. In addition, Nurix also received clearance from the FDA of its IND applications to expand ongoing Phase 1 clinical programs for NX-1607 and NX-5948 into sites in the United States.

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Presented scientific and preclinical data supporting its DELigase platform and four clinical programs at major scientific and medical meetings throughout the year. These posters and presentations are archived and can be accessed via the Scientific Resources page of the Nurix website.

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Advanced preclinical discovery programs with collaboration partners Sanofi and Gilead Sciences. Nurix is advancing a total of 15 discovery programs, including 10 under its collaboration partnerships with Sanofi and Gilead Sciences. Of its ten partnered programs, Nurix has options to co-develop and co-promote a total of four programs. At its R&D Day in May, Nurix provided visibility into the stage of development of these 10 programs, which have continued to advance significantly in H2 2022.

Corporate

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Strengthened balance sheet raising gross proceeds of $115 million in 2022. In July, Nurix entered into separate securities purchase agreements with healthcare-focused investment funds to sell, in registered direct offerings, pre-funded warrants to purchase an aggregate of 6,814,920 shares of Nurix’s common stock at a price of $13.939 per pre-funded warrant, cumulatively yielding total gross proceeds of $95 million. In June, Nurix issued and sold 2,000,000 shares of common stock under its Equity Distribution Agreement at a price of $10.0001 per share of common stock for total gross proceeds of approximately $20 million. As of December 31, 2022, Nurix had $130.0 million of common stock remaining available for sale under the Equity Distribution Agreement. As of August 31, 2022, Nurix had cash, cash equivalents and marketable securities of $413.6 million. Nurix expects that its existing cash, cash equivalents and marketable securities, excluding any future potential milestones from collaborations, will be sufficient to fund its operating activities into the fourth quarter of 2024.

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Enhanced the Nurix leadership team and board with the hiring of chief people officer and the appointment of leading industry strategist to the board of directors: In August, Nurix announced that Eric Schlezinger, J.D., an industry veteran with extensive experience leading and developing human resources, joined the company as chief people officer. In September, Nurix announced the appointment of leading industry strategist Edward C. Saltzman to its board of directors. Mr. Saltzman has over 30 years of drug strategic development experience and currently serves as Head of Biotech Strategy at Lumanity Inc., a global pharmaceutical and biotechnology advisory firm.

About Nurix

Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of small molecule and cell therapies based on the modulation of cellular protein levels as a novel treatment approach for cancer and other challenging diseases. Leveraging extensive expertise in E3 ligases together with proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates T cell activation. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.

Forward Looking Statement

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding Nurix’s future financial or business performance; Nurix’s ability to fund its operating activities into the fourth quarter of 2024; Nurix’s future plans, prospects and strategies; Nurix’s current and prospective drug candidates; the planned timing and conduct of the clinical trials for Nurix’s drug candidates; the planned timing for the provision of updates and findings from Nurix’s clinical trials; the potential advantages of Nurix’s DELigase™ platform and drug candidates; and the extent to which Nurix’s scientific approach and DELigase™ platform may potentially address a broad range of diseases. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) risks and uncertainties related to Nurix’s ability to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) the timing and results of clinical trials; (iii) Nurix’s ability to fund development activities and achieve development goals; (iv) the impact of the COVID-19 pandemic, increasing financial market volatility and uncertainty, rising interest rates and inflation on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (v) Nurix’s ability to protect its intellectual property and (vi) other risks and uncertainties described under the heading “Risk Factors” in

Nurix’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2022, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts:

Investors

Silinda Neou

Nurix Therapeutics

ir@nurixtx.com

Elizabeth Wolffe, Ph.D.

Wheelhouse Life Science Advisors

lwolffe@wheelhouselsa.com

Media

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com

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